Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232898

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated July 30, 2019)

TITAN MEDICAL INC.

$35,000,000 OF COMMON SHARES
PLUS 639,837 COMMITMENT SHARES

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $35,000,000 aggregate amount plus 639,837 common shares (the “common shares”) to Aspire Capital Fund, LLC (“Aspire Capital”) under a common share purchase agreement entered into on August 29, 2019 (the “Purchase Agreement”).

The common shares offered under the Purchase Agreement include (i) 639,837 common shares to be issued to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”), (ii) 1,777,325 common shares initially to be issued to Aspire Capital for an aggregate sale price of $3,000,000 (the “Initial Purchase Shares”) and (iii) additional common shares, which may be sold from time to time to Aspire Capital until and including March 1, 2022, with an aggregate offering price of up to $35,000,000 (together with the Initial Purchase Shares, the “Purchase Shares”). The purchase price for the Purchase Shares will be based upon one of two formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Aspire Capital from time to time. The Commitment Shares and the Purchase Shares are, together, the “Shares”.

Our common shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “TMD” and the NASDAQ (the “Nasdaq”) under the symbol “TMDI”. On August 28, 2019, the last trading day on the TSX prior to the date of this prospectus supplement, the closing price of the common shares on the TSX was CDN$2.54. On August 28, 2019, the last trading day on the Nasdaq prior to the date of this prospectus supplement, the closing price of the common shares on the Nasdaq was $1.90.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 29, 2019.

Prospectus

POWERS OF ATTORNEY	30

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Shares being offered and also adds to and updates information contained in the second part and the documents incorporated by reference therein. The second part, the Form F-3 registration statement (File No. 333-232898) that was declared effective by the SEC on August 2, 2019, of which this prospectus supplement forms a part (the “Registration Statement”) gives more general information, some of which may not apply to all the Shares being offered under this prospectus supplement. This prospectus supplement is deemed to be incorporated by reference into the Registration Statement solely for the purpose of the Shares offered by this prospectus supplement. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the Registration Statement. We have not authorized anyone to provide you with different information. We are also not making an offer for the securities covered by the Registration Statement in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this prospectus supplement or the Registration Statement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in this prospectus supplement or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Shares offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

We have prepared this prospectus supplement in accordance with United States disclosure requirements. Our annual consolidated financial statements that are incorporated by reference into this prospectus supplement and the Registration Statement have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act of 1933, as amended (the “U.S. Securities Act”), with respect to the Securities offered by this prospectus supplement.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.  As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

You may read any document that we have filed with the SEC at the SEC’s public reference room in Washington, D.C.  Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  Investors may also read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Forward-looking Statements

This prospectus supplement, the Registration Statement and the documents incorporated by reference herein and therein, contain “forward looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward looking information” within the meaning of applicable Canadian securities legislation (collectively, “Forward Looking Statements”). All statements, other than statements of historical fact, that address activities, events or developments that Titan believes, expects or anticipates will, may, could or might occur in the future are Forward Looking Statements. The words “expect”, “anticipate”, “estimate”, “may”, “could”, “might”, “will”, “would”, “should”, “intend”, “believe”, “target”, “budget”, “plan”, “strategy”, “goals”, “objectives”, “projection” or the negative of any of these words and similar expressions are intended to identify Forward Looking Statements, although these words may not be present in all Forward Looking Statements. Forward Looking Statements included or incorporated by reference in this prospectus supplement, the Registration Statement and the documents incorporated by reference herein and therein include, without limitation, statements concerning:

•	our technology and research and development objectives, including achieving development milestones, estimated costs, schedules for completion and probability of success;
•	our intention with respect to updating any forward-looking statement after the date on which such statement is made or to reflect the occurrence of unanticipated events;
•
our expectation with respect to the satisfactory results of acute and chronic animal studies and human cadaver studies conducted under Good Laboratory Practices and anticipation of filing and Investigational Device Exemption (“IDE”) with the U.S. Food and Drug Administration (“FDA”);

•
our expectation that the FDA will grant IDE approval and that Titan will then proceed to collect suitable confirmatory human data to support its 510(k) application to the FDA, and Technical File for the CE mark;

•	our expectation that Titan can in a timely manner produce the appropriate preclinical and clinical data required for its 510(k) application to the FDA, and Technical File for the CE mark;
•	our expectation with respect to launching a commercially viable product in certain jurisdictions;
•
our intentions to develop a robust training curriculum and post-training assessment tools  that will be effective in ensuring that surgeons are appropriately trained to safely operate our single-port robotic surgical system;

•
our plans to develop and commercialize our single-port robotic surgical system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

•
our plans to design, create and refine software for production system functionality of our single-port robotic surgical system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

•	our intentions to complete formative and summative human factors studies with satisfactory results;
•	our intentions with respect to initiating marketing activities following receipt of the applicable regulatory approvals;
•	our expectations for the surgical indications for use, and the anticipated benefits of, our single-port robotic surgical system;
•	our intention to continue to assess specialized skill and knowledge requirements and the recruitment of qualified personnel and partners;
•
our belief that the specialized components, parts and know-how necessary for the manufacture of our single-port robotic surgical system, suitable for clinical use, will be available in the marketplace;

•	our belief that existing and planned systems will be suitable to support human factors studies, human confirmatory studies, and activities related to filing applications for regulatory clearance;
•	our intention of filing and prosecution of patent applications to expand Titan’s intellectual property portfolio as technologies are developed or refined;
•	our intent of seeking of licensing opportunities to expand our intellectual property portfolio;
•	our intended use of proceeds of any offering of our securities;
•	our expectation that the proceeds from this offering will be sufficient to fund the projects, tasks and other work described in this prospectus supplement;
•	our intention with respect to not paying any cash dividends on Shares in the foreseeable future;
•	our intention to retain future earnings, if any, to finance expansion and growth;
•	projected competitive conditions with respect to our products;
•	the estimated size of the market for robotic surgical systems for abdominal surgery and in particular our single-port robotic surgical system; and
•	the potential market for the common shares issuable under this offering.

Such forward-looking statements reflect our current beliefs and views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.  Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	risks related to our ability to carry on our business as it is now conducted and as we propose to conduct it with the financial resources currently available to us;
•	risks relating to our ability to obtain additional financing;

•	risks relating to our history of losses;

•	risks and uncertainties relating to the generating sustainable earnings from our contemplated products;

•	risks related to loss of key members of management and/or ability to attract and retain qualified employees;
•	risks related to dependence on third party contract development and manufacturing service providers;

•	risks related to dependence on third parties retained to conduct preclinical studies;

•	risks related to increased competition in the robotic surgical market;

•	risks related to licensing and/or infringement of intellectual property rights of third parties;

•	risks related to the price and volume volatility of the common shares;

•	risks related to governmental regulations and approval processes of Food and Drug Administration of the United States Department of Health and Human Services, including possible changes thereto;

•	risks related to acceptance of our technology; and

•	risks related to the ability to maintain the listing of the common shares on the TSX and Nasdaq.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this document under the heading “Risk Factors”, in our 40-F and the Annual Information Form (each as defined below) and elsewhere.  The forward-looking statements in this prospectus supplement are based on the reasonable beliefs, expectations and opinions of management on the date the forward-looking statements are made, and, except as required by law, we do not assume any obligation to update forward-looking statements if circumstances or our management’s beliefs, expectations or opinions should change.

For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of the Registration Statement, as well as in our other documents incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference in the Registration Statement solely for the purpose of this offering. Other documents are also incorporated or deemed to be incorporated by reference in the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

Copies of the documents incorporated by reference in this prospectus supplement and the Registration Statement and not delivered with this prospectus supplement may be obtained on request from Titan’s Chief Financial Officer, 170 University Avenue, Suite 1000, Toronto, Ontario, M5H 3B3 and are also available electronically at www.sedar.com and www.sec.gov.

The following documents, filed by Titan with the securities commissions or similar regulatory authorities in certain provinces of Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the Registration Statement:

(a)	Our Form 40-F Annual Report dated March 29, 2019 for the year ended December 31, 2018 (the “40-F”) filed with the SEC on March 29, 2019;
(b)	Our Material Change Report dated March 6, 2019 which was included as Exhibit 99.1 to the Form 6-K filed with the SEC on March 8, 2019;
(c)	Our Material Change Report dated March 28, 2019 which was included as Exhibit 99.1 to the Form 6-K filed with the SEC on May 30, 2019;
(d)	Our Unaudited Condensed Interim Financial Statements for the three and six month period ended June 30, 2019, which were included as Exhibit 99.1 to the Form 6-K filed with the SEC on August 1, 2019;
(e)	Our Management Discussion and Analysis for the three and six month period ended June 30, 2019, which was included as Exhibit 99.2 to the Form 6-K filed with the SEC on August 1, 2019; and
(f)	Our management information circular for the annual general meeting of shareholders held on May 29, 2019 which was included as Exhibit 99.1 to the Form 6-K filed with the SEC on May 30, 2019.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Shares we are offering. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-9, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Titan Medical Inc. Overview

We are an Ontario corporation, being the successor corporation formed pursuant to an amalgamation under the Business Corporations Act (Ontario) on July 28, 2008.  We are focused on the design and development of a robotic surgical system for application in minimally invasive surgery (“MIS”).

Our single-port robotic surgical system, currently under development, includes a surgeon-controlled robotic platform that incorporates a 3D high-definition vision system and multi-articulating instruments for performing MIS procedures through a single incision. The surgical system also includes a surgeon workstation that provides a surgeon with an advanced ergonomic interface to the robotic platform for controlling the instruments and viewing the inside of a patient’s body in 3D during MIS procedures. The single-port robotic surgical system is designed to enable surgeons to perform a broad set of surgical procedures for general abdominal, gynecologic, urologic and colorectal indications.

Our head and registered office is located at 170 University Avenue, Suite 1000, Toronto, Ontario M5H 3B3. Our main telephone number is (416) 548-7522. Our corporate website is www.titanmedicalinc.com. Information contained on our website is not part of this prospectus supplement nor is it incorporated by reference herein.

THE OFFERING

Common shares offered	Up to $35,000,000 of common shares, plus 639,837 Commitment Shares.

Common shares to be issued under this offering
Up to 18,349,994 common shares assuming sale of $35,000,000 of common shares at a price of $1.88 per common share, which was the closing price of our common shares on the Nasdaq on August 27, 2019, and the Commitment Shares. The requirements of the Nasdaq and the TSX will limit the number of Shares issuable under the offering to 24.99% (the “Exchange Cap”) unless disinterested shareholder approval is obtained. The actual number of shares issued will vary depending on the sales prices under this offering.(1)

Manner of offering
Issuance of 639,837 Commitment Shares to Aspire Capital in consideration for entering into the Purchase Agreement, 1,777,325 Initial Purchase Shares to Aspire Capital for an aggregate sale price of $3,000,000, and additional Purchase Shares to Aspire Capital from time to time, subject to certain minimum stock price requirements and daily caps, for an aggregate offering price of up to $35,000,000. See “The Aspire Transaction” and “Plan of Distribution.”

Use of proceeds
We intend to use the net proceeds from the offering of common shares under this prospectus supplement to continue the development of our single-port robotic surgical system See “Use of Proceeds” on page S-10 of this prospectus supplement.

Trading symbols	Our common shares are listed on the TSX under the symbol “TMD” and the Nasdaq under the symbol “TMDI”.

Risk Factors
Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

_____________
(1)
The number of common shares to be outstanding immediately after this offering as shown above is based on 31,150,237 common shares outstanding as of June 30, 2019. Unless otherwise indicated, the number of common shares presented in this prospectus supplement excludes:

•	1,187,038 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $4.30 per share;

•	21,203,411 common shares issuable upon the exercise of warrants having a weighted- average exercise price of $6.65 per share.

RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk. You should carefully consider the risks set out below and the other documents incorporated by reference in this prospectus supplement that summarize the risks that may materially affect us and our business before making an investment in the common shares. Please see “Documents Incorporated by Reference”. If any of these risks occur, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. The risks set out in this prospectus supplement are not the only risks we face. You should also refer to the other information set forth in this prospectus supplement as well as those incorporated by reference herein and therein, including financial statements and the related notes, for further risks faced by us.

The sale of our common shares to Aspire Capital may cause substantial dilution to our existing shareholders and the sale of common shares acquired by Aspire Capital could cause the price of our common shares to decline.

This prospectus supplement relates to the 639,837 Commitment Shares and an aggregate amount of up to $35,000,000 common shares that we may issue and sell to Aspire Capital from time to time pursuant to the Purchase Agreement, together with the Initial Purchase Shares. It is anticipated that Shares offered to Aspire Capital in this offering will be sold over a period of up to 30 months from the date of this prospectus supplement. The number of common shares ultimately offered for sale to Aspire Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of common shares under the Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the common shares stock remaining after the 1,777,325 Initial Purchase Shares sold in the Initial Purchase (as defined below) that, together with the 639,837 Commitment Shares and the Initial Purchase Shares, is the subject of this prospectus supplement. After Aspire Capital has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common shares. The sale of a substantial number of common shares to Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

We have a right to sell up to a maximum of 100,000 common shares per day under our Purchase Agreement with Aspire Capital, which total may be increased by mutual agreement up to an additional 2,000,000 Purchase Shares per day. The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common shares and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed the Exchange Cap of 7,787,559 common shares (which is equal to approximately 24.99% of the common shares outstanding on the date of the Purchase Agreement), including the 639,837 Commitment Shares and the 1,777,325 Initial Purchase Shares, unless stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply.

There is no assurance we will continue to meet the listing requirements of the TSX and the Nasdaq.

Titan must meet continuing listing requirements to maintain the listing of its Shares on the TSX and the Nasdaq. The inability to meet the continuing listing requirements could adversely affect the listing of the Shares.

There is no guarantee that our common shares will earn any positive return in the short term or long term.

Investment in our common shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment, and who have the capacity to absorb a loss of some or all of their investment in our Shares.

Future sales of our common shares could dilute your investment and holdings, and could result in a decline in the trading price of our common shares.

            We are likely to issue and sell securities, including our common shares, if and when conditions are favorable, even if we may not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares.

We will have broad discretion in how we use a portion of the net proceeds from this offering, and we may use the net proceeds in ways in which you disagree.

          You will be relying on the judgment of Titan’s management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for Titan. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

Titan is likely a ‘‘passive foreign investment company’’, which may have adverse U.S. federal income tax consequences for U.S. investors.

Potential investors in the common shares who are U.S. taxpayers should be aware that Titan believes it was classified as a ‘‘passive foreign investment company’’ or ‘‘PFIC’’ during the tax year ended December 31, 2018, and based on current business plans and financial expectations, the Company expects that it may be a PFIC for the current tax year and future tax years. If the Company is a PFIC for any year during a U.S. taxpayer’s holding period of Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Shares or any so-called ‘‘excess distribution’’ received on its Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election or a Mark-to-Market Election. Subject to certain limitations, such elections may be made with respect to the Shares.  A U.S. taxpayer who makes a timely and effective QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. taxpayers should be aware that there can be no assurance that the Company will satisfy the record keeping requirements that apply to a qualified electing fund, or that the Company will supply U.S. taxpayers with information that such U.S. taxpayers require to report under the QEF Election rules, in the event that the Company is a PFIC and a U.S. taxpayer wishes to make a QEF Election. Thus, U.S. taxpayers may not be able to make a QEF Election with respect to their Shares. A U.S. taxpayer who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading ‘‘Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.’’ Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Shares.

USE OF PROCEEDS

The net proceeds from the sale of the common shares under this offering will be used to continue developing our single-port robotic surgical system, transfer the design of the system to manufacturing, procure tooling for manufacturing, manufacture systems for clinical use, conduct human factors studies to support our regulatory filings, compile data from preclinical studies previously performed under Good Laboratory Practices and submit an IDE application to the FDA, conduct human studies under the IDE for the purpose of obtaining confirmatory human data for our 510(k) application to the FDA, prepare and submit a 510(k) application to the FDA in anticipation of marketing clearance in the U.S., prepare a Technical File and submit it to a European Notified Body with the intent of obtaining the CE mark, prepare for initial commercialization in the U.S. including the recruitment of administrative, sales, clinical and technical support personnel, and for general corporate purposes, including funding working capital and capital expenditures.

All expenses relating to the offering under this prospectus supplement, will be paid out of the gross proceeds of the offering.

DESCRIPTION OF THE SECURITIES
Common Shares

The holders of Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Share held at the record date for each such meeting. The holders of Shares are entitled, at the discretion of the Board, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by the Board and payable by us on the Shares. The holders of the Shares will participate pro rata in any distribution of our assets upon liquidation, dissolution or winding-up or other distribution of our assets. Such participation will be subject to the rights, privileges, restrictions and conditions attached to any of our securities issued and outstanding at such time ranking in priority to the Shares upon our liquidation, dissolution or winding-up. Shares are issued on authorization and approval from the Board, from treasury without par value and only as fully paid and are non-assessable. Shares will only be issued through the book-based system administered by CDS in Canada and by DTC in the United States, except in limited circumstances.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of the Shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of common shares pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of  Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Shares.

No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are required to accelerate the recognition of any item of gross income with respect to Shares as a result of such income being recognized on an applicable financial statement; or (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of Titan’s outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S., or (b) subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares.

Passive Foreign Investment Company Rules

If the Company is considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Shares.

The Company believes that it was classified as a PFIC for the tax year ended December 31, 2018, and based on current business plans and financial expectations, the Company expects that it may be a PFIC for the tax year ended December 31, 2019 and may be a PFIC in future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, the Company’s PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by the Company [currently there are no subsidiaries.]Each U.S. Holder should consult its own tax advisor regarding the Company’s status as a PFIC and the PFIC status of each non-U.S. subsidiary of the Company.

In any year in which Titan is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

Titan generally will be a PFIC for any tax year in which (a) 75% or more of the gross income of the Company for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of the assets of the Company either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if Titan is a PFIC, U.S. Holders will be deemed to own their proportionate share of any of the Company’s subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Shares.

Default PFIC Rules Under Section 1291 of the Code

If Titan is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of Shares and the acquisition, ownership, and disposition of Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Shares and (b) any excess distribution received on the Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be rateably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Shares, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If Titan ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Shares were sold on the last day of the last tax year for which Titan was a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. Holders with a PFIC Annual Information Statement or other information that such U.S. Holders are required to report under the QEF rules, in the event that the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Shares only if the Shares are marketable stock. The Shares  generally will be “marketable stock” if the Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the U.S. Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the Shares are “regularly traded” as described in the preceding sentence, the Shares are expected to be marketable stock. Titan believes that its Shares were “regularly traded” in the second calendar quarter of 2019 and expects that the Shares should be “regularly traded” in the third calendar quarter of 2019. However, there can be no assurance that the Shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Shares, over (ii) the fair market value of such Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Shares.

In addition, a U.S. Holder who acquires Shares from a decedent will not receive a “step up” in tax basis of such Shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Shares.

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates Titan is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Shares and thereafter as gain from the sale or exchange of such Shares (see “Sale or Other Taxable Disposition of Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by the Company with respect to the Shares will constitute ordinary dividend income. Dividends received on Shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares

Upon the sale or other taxable disposition of Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year.  The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances.  Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the Shares and net gains from the disposition of the Shares. Further, excess distributions treated as dividends, gains treated as excess distributions, and mark-to-market inclusions and deductions under the PFIC rules discussed above are all included in the calculation of net investment income.

Treasury Regulations provide, subject to the election described in the following paragraph, that solely for purposes of this additional tax, distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of Shares that will be subject to the additional tax on net investment income, a U.S. Holder who has made a QEF Election will be required to recalculate its basis in the Shares by excluding QEF basis adjustments.

Alternatively, a U.S. Holder may make an election which will be effective with respect to all interests in PFIC for which a QEF Election has been made and which is held in that year or acquired in future years. Under this election, a U.S. Holder pays the additional 3.8% tax on QEF income inclusions and on gains calculated after giving effect to related tax basis adjustments. U.S. Holders that are individuals, estates or such trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the Shares and the advisability of making this election.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

THE ASPIRE TRANSACTION

On August 29, 2019, we entered into a Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $35,000,000 of common shares from time to time over the term of the Purchase Agreement plus, as consideration for entering into the Purchase Agreement, we agreed to issue 639,837 Commitment Shares to Aspire Capital. In addition, on August 29, 2019, Aspire Capital made an initial purchase (the “Initial Purchase”) of 1,777,325 Initial Purchase Shares at a purchase price of $1.6879 per share for an aggregate purchase price of $3,000,000, pursuant to the Purchase Agreement.

We are filing this prospectus supplement with regard to the offering of our common shares consisting of (i) the Commitment Shares, (ii) the Initial Purchase Shares, and (iii) additional common shares having an aggregate offering price of up to $32,000,000 that we may sell to Aspire Capital pursuant to the Purchase Agreement.

Purchase of Shares under the Purchase Agreement

On August 29, 2019, the conditions to the commencement under the Purchase Agreement were satisfied. On any business day over the 30-month term of the Purchase Agreement (until March 1, 2022), we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 Purchase Shares per business day; however, Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire Capital on any business day on which the last closing trade price of our common shares on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25 (the “Floor Price”). We and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 2,000,000 Purchase Shares per business day. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of:

(i) the lowest sale price for our common shares on the date of sale; or

(ii) the average of the three lowest closing sale prices for our common shares during the 10 consecutive business days ending on the business day immediately preceding the purchase date.

The applicable Purchase Price will be determined prior to delivery of any Purchase Notice. In no event shall the Purchase Price be lower than the maximum applicable discount allowed by the TSX.  Pursuant to the Exchange Cap, any issuance of more than 7,787,559 Purchase Shares, being 24.99% of the Company’s outstanding common shares as of August 29, 2019, may not occur under the Purchase Agreement unless disinterested shareholder approval is obtained.  Notwithstanding this, no Purchase Shares will be issued by the Company to Aspire Capital pursuant to the Purchase Agreement where such issuance would result in the beneficial ownership of Aspire Capital and its affiliates to exceed 9.99% of the then-issued and outstanding common shares.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 100,000 Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our common shares up to 30% of the aggregate common shares traded (the “VWAP Purchase Share Percentage”) on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares equal to the VWAP Purchase Price (as defined below) divided by the VWAP Purchase Share Percentage (the “VWAP Purchase Share Volume Maximum”). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lesser of the closing sale on the VWAP Purchase Date or 97% of the volume weighted average price for our common shares traded on a national stock exchange on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceed the VWAP Purchase Share Volume Maximum and the trade price of common shares on a national stock exchange during normal trading hours (the “Sale Price”) has not fallen below the VWAP Minimum Price, or (ii) the portion of such business day until such time that is the sooner of the time which (a) the aggregate common shares traded exceeds the VWAP Purchase Share Volume Maximum, or (b) the date at which the Sale Price of common shares falls below the VWAP Minimum Price Threshold (as defined below).

If on the VWAP Purchase Date the sale price of our common shares falls below the greater of (i) 80% of the closing price of our common shares on the business day immediately preceding the VWAP Purchase Date or (ii) the higher price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the purchase amount available under the VWAP Purchase Notice to be bought by Aspire Capital will be determined using (i) the VWAP Purchase Share Percentage of the aggregate common shares traded on a national stock exchange for such portion of the VWAP Purchase Date prior to the Sale Price falling below the VWAP Minimum Price Threshold, and (ii) the VWAP Purchase Price calculated using the volume weighted average price of common shares sold during the VWAP Purchase Date prior to the time that the sale price of our common shares fell below the VWAP Minimum Price Threshold. In no event shall the VWAP Purchase Price be lower than the maximum applicable discount allowed by the TSX.

The number of Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by the Company, at our sole discretion. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed the Exchange Cap, unless shareholder approval is obtained to issue more, in which case the Exchange Cap will not apply. Except for the Initial Purchase, Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Events of Default

Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•
the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of common shares, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of sixty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than sixty consecutive business days;

•	the suspension from trading or failure of our common shares to be listed on our principal market in the United States for a period of three consecutive business days;

•
delisting of our common shares from the Nasdaq Capital Market, and our common shares are not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Global Market;

•
our transfer agent’s failure to issue to Aspire Capital shares of our common shares which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•
any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us subject to a cure period of five business days;

•	any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law;

•
if we, pursuant to any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian for us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors or (v) we become insolvent;

•
if a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for all or substantially all of our property or (iii) orders the liquidation of us or any of our subsidiaries; or

•
if the aggregate number of common shares issued to Aspire Capital under the Purchase Agreement exceeds the Exchange Cap, unless and until shareholder approval is obtained or we can otherwise continue to issue shares under the Purchase Agreement without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market or the TSX.

Titan’s Termination Rights

We may terminate the Purchase Agreement with notice at any time, in our discretion, without any cost or penalty.

No Short Sale or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short sale or hedging of our common shares during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to Aspire Capital in this offering will be sold to Aspire Capital over a period of up to 30 months from the date of this prospectus supplement, or until March 1, 2022. The subsequent resale by Aspire Capital of a significant amount of shares sold to Aspire Capital in this offering at any given time could cause the market price of our common shares to decline or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the $32,000,000 of common shares remaining after the 1,777,325 Initial Purchase Shares that, together with the 639,837 Commitment Shares and the Initial Purchase Shares, is the subject of this prospectus supplement. Aspire Capital may resell all, some or none of the Commitment Shares and any Purchase Shares it acquires. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common shares. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell common shares having an aggregate offering price of up to $35,000,000 to Aspire Capital from time to time, including the Initial Purchase but not including the Commitment Shares. The number of common shares ultimately offered for sale to Aspire Capital in this offering, in addition to the shares sold in the Initial Purchase, is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. In addition, Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire Capital on any business day on which the last closing trade price of our common shares on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below the Floor Price. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed average Purchase Price	Number of common shares to be sold if full purchase(1)	Percentage of outstanding common shares after the sale to Aspire Capital(2)	Proceeds from the sale of common shares to Aspire Capital under the Purchase Agreement
$0.25	140,000,000	81.5%	$35,000,000
$1.00	35,000,000	52.4%	$35,000,000
$1.50	23,333,333	42.3%	$35,000,000
$1.88(3)	18,617,021	36.9%	$35,000,000
$2.00	17,500,000	35.5%	$35,000,000
$2.50	14,000,000	30.6%	$35,000,000
$3.00	11,666,666	26.8%	$35,000,000

Notes:
(1) Includes the total number of Purchase Shares (but not Commitment Shares) which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $35,000,000 (including the 1,777,325 Initial Purchase Shares sold at a purchase price of $1.6879 per share).
(2) The denominator is based on 31,150,237 common shares outstanding on August 29, 2019, plus the 639,837 Commitment Shares and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital (including Initial Purchase Shares and those common shares issuable subsequent to the Initial Purchase).  The numerator is based on the number of shares which we may issue to Aspire Capital under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.
(3) On August 27, 2019, the closing price of our common shares on Nasdaq was $1.88 per common share.

 Information with Respect to Aspire Capital

Aspire Capital Partners LLC (“Aspire Partners”) is the Managing Member of Aspire Capital Fund LLC (“Aspire Fund”).  SGM Holdings Corp (“SGM”) is the Managing Member of Aspire Partners.  Mr. Steven G. Martin (“Mr. Martin”) is the president and sole shareholder of SGM, as well as a principal of Aspire Partners.  Mr. Erik J. Brown (“Mr. Brown”) is the president and sole shareholder of Red Cedar Capital Corp (“Red Cedar”), which is a principal of Aspire Partners. Mr. Christos Komissopoulos (“Mr. Komissopoulos”) is president and sole shareholder of Chrisko Investors Inc. (“Chrisko”), which is a principal of Aspire Partners.  Mr. William F. Blank, III (“Mr. Blank”) is president and sole shareholder of WML Ventures Corp. (“WML Ventures”), which is a principal of Aspire Partners.  Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank may be deemed to be a beneficial owner of common stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank disclaims beneficial ownership of the common stock held by Aspire Fund.

PLAN OF DISTRIBUTION

Aspire Capital is an “underwriter” within the meaning of the U.S. Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Aspire Capital. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the of common shares offered hereby, including liabilities arising under the U.S. Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the U.S. Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common shares during the term of the Purchase Agreement.

We have advised Aspire Capital that it is required to comply with Regulation M promulgated under the U.S. Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares to Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all Shares offered under this prospectus supplement have been sold to Aspire Capital.  The Company has agreed to pay Northland Securities, Inc. (“Northland Securities”), a Financial Industry Regulatory Authority, Inc. member, a fee of 5% ($150,000) of the gross proceeds from the Initial Purchase, and an additional 5% ($150,000) upon our receiving aggregate gross proceeds of $6,000,000 under the Purchase Agreement (including $3,000,000 pursuant to the Initial Purchase), and reimbursement of $10,000 of Northland Securities’ actual out of pocket expenses (including fees of Northland’s counsel) for services as our financial advisor and introducing agent between us and Aspire Capital for this offering. Other than serving as financial advisor to the Company, Northland Securities will have no other obligations or responsibilities in connection with the sale or distribution of Shares covered by this prospectus supplement.

DILUTION

If you invest in our common shares, you will experience dilution to the extent of the difference between the price per common share you pay in this offering and the net tangible book value per share of our common share immediately after this offering.  As of June 30, 2019, we had a net tangible book value of approximately $(19,664,528) or $(0.63) per common share, based upon 31,150,237 common shares outstanding on such date. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of common shares outstanding.

After giving effect to the sale of our common shares in the aggregate amount of $35,000,000 and 639,837 Commitment Shares in this offering at an assumed offering price of $1.88 per common share, the lowest last reported sale price of our common share on Nasdaq on August 27, 2019, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $17,009,608, or approximately $0.34 per common share, as of June 30, 2019. This represents an immediate increase in net tangible book value of approximately $0.97 per common share to existing shareholders and an immediate dilution of approximately $(0.91) per common share to investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$1.88
Net tangible book value per share as of June 30, 2019	$(0.63)
Increase in net tangible book value per share attributable to this offering	$0.97
As adjusted net tangible book value per share as of June 30, 2019, after giving effect to this offering		$0.34
Dilution per share to new investors purchasing shares in this offering		$(0.91)

The table above assumes for illustrative purposes that an aggregate of 1,349,994 common shares are sold at a price of $1.88 per share, the last reported sale price of common shares on Nasdaq on August 27, 2019, for the issuance of 639,837 Commitment Shares and aggregate gross proceeds of $35,000,000. The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.88 per share shown in the table above, assuming all of our common shares in the aggregate amount of $35,000,000 is sold at the price of $2.38, would increase our adjusted net tangible book value per share after the offering to $0.38 per common share and would increase the dilution in net tangible book value per share to new investors in this offering to $(1.37) per common share, after deducting estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the common shares are sold from the assumed offering price of $1.88 per share shown in the table above, assuming all common shares in the aggregate amount of $35,000,0000 are sold at the price of $1.38, would decrease our adjusted net tangible book value per share after the offering to $0.30 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $(0.45) per common share, after deducting estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of common shares shown above to be outstanding immediately before and after this offering is based on 31,150,237 common shares outstanding as of June 30, 2019, and excludes, as of such date:

•	1,187,038 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $4.30 per common share;
•	21,203,411 common shares issuable upon the exercise of warrants having a weighted-average exercise price of $6.65 per common share;

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with the offering under this prospectus supplement.

SEC registration fees	$ 4,242.00
TSX Listing fees	50,000.00
Printing Expenses	$1,000.00
Legal fees and expenses	$100,000.00
Accountants’ fees and expenses	$1,000.00
Transfer agent fees and expenses	$5,000.00
Financial advisor fees	$310,000.00
Total	$471,242.00

LEGAL MATTERS

Certain legal matters relating to this offering and the validity of the Shares offered by this prospectus supplement are being passed upon for Titan by Borden Ladner Gervais LLP, Toronto, Ontario, Titan’s Canadian counsel, and Dorsey & Whitney LLP, Titan’s U.S. counsel, and on behalf of Aspire Capital by Morrison & Foerster LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference to the Annual Report on Form 40-F have been incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

TITAN MEDICAL INC.

Common Shares

Units

Warrants to Purchase Common Shares

$125,000,000

Titan Medical Inc. (the “Company,”  “Titan,” “we,” “us” or “our”) may offer and issue from time to time (the “Offering”) common shares (“Common Shares” or “Shares”) of our company, warrants to purchase Shares (“Warrants”) and units consisting of Shares and whole or partial Warrants (“Units”, and together with the Common Shares and the Warrants, the “Securities”) or any combination thereof for up to an aggregate initial offering price of $125,000,000 (or the equivalent thereof in other currencies) during the 36 month period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective.  Securities will be offered for cash, and may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular Offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Shares, the number of Shares offered, the offering price, and any other terms specific to the Shares being offered, (ii) in the case of Warrants, the offering price, the designation, the number and the terms of the Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “TMD” and the NASDAQ (the “Nasdaq”) under the symbol “TMDI”.  On July 29, 2019 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on: (i) the TSX was CAD $2.85; and (ii) the Nasdaq was $2.15.  We will apply to have any Common Shares distributed under this Prospectus listed on the TSX and the Nasdaq provided the Common Shares are currently listed or traded on such exchanges.  Any listing and admission will be subject to Titan fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively.  Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed or admitted to trading on any securities exchange.

Our principal executive offices are located at 170 University Avenue, Suite 1000, Toronto, Ontario, Canada, M5H 3B3 (telephone 1-416-548-7522).

We have prepared this Prospectus in accordance with United States disclosure requirements.  Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada.  Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement.  Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Titan is incorporated and governed under the laws of the Province of Ontario, Canada, that a number of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk.  Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.  See “Risk Factors” beginning on page 10 of this Prospectus.

The date of this Prospectus is         , 2019.

POWERS OF ATTORNEY	30

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement.  References to this “Prospectus” include documents incorporated by reference therein.  See “Documents Incorporated by Reference”.  The information in or incorporated by reference into this Prospectus is current only as of its date.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to offer these Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Forward-looking Statements

This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of United States securities laws relating to us that are based on the beliefs and estimates of our management as well as assumptions made by and information currently available to us.  Such forward-looking statements include, but are not limited to statements concerning:

●	our technology and research and development objectives, including development milestones, and achieving design freeze, estimated costs, schedules for completion and probability of success;

●	our intention with respect to updating any forward-looking statement after the date on which such statement is made or to reflect the occurrence of unanticipated events;

●
expectation with respect to planned acute and chronic animal studies and human cadaver studies to be conducted under Good Laboratory Practices and anticipation of filing and Investigational Device Exemption (“IDE”) with the U.S. Food and Drug Administration (“FDA”);

●
the Company’s expectation that the FDA will grant IDE approval and that the Company will then proceed to collect suitable confirmatory human data to support its 510(k) application to the FDA, and Technical File for the CE Mark;

●	expectation that it can in a timely manner produce the appropriate preclinical and clinical data required for its 510(k) application to the FDA, and Technical File for the CE Mark;

●	our expectation with respect to launching a commercial product in certain jurisdictions;

●
our intentions to develop a robust training curriculum and post-training assessment tools intentions to develop a robust training curriculum and post-training assessment tools that will be effective in ensuring that surgeons are appropriately trained to safely operate the Company’s single-port robotic surgical system;

●
our plans to develop and commercialize our single-port robotic surgical system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

●
our plans to design, create and refine software for production system functionality of our single-port robotic surgical system and the estimated incremental costs (including the status, cost and timing of achieving the development milestones disclosed herein);

●	our intentions to complete formative and summative human factors studies;

●	our intentions with respect to initiating marketing activities following receipt of the applicable regulatory approvals;

●	our expectation for the surgical indications for, and the benefits of, our single-port robotic surgical system;

●	our intention to continue to assess specialized skill and knowledge requirements and the recruitment of qualified personnel and partners;

●
our belief that the specialized components, parts and  know-how necessary for the manufacture of  the single-port robotic surgical system, suitable for clinical use, will be available in the marketplace;

●
our belief that existing and planned systems will be suitable to support human factors studies, animal and human cadaver studies, human confirmatory studies, and 2019 activities related to filing its applications for regulatory clearance;

●	our intention of filing and prosecution of patent applications to expand the Company’s intellectual property portfolio as technologies are developed or refined;

●	our seeking of licensing opportunities to expand our intellectual property portfolio;

●	our intended use of proceeds of any offering of our securities;

●	our intention with respect to not paying any cash dividends on Common Shares in the foreseeable future;

●	our intention to retain future earnings, if any, to finance expansion and growth;

●	projected competitive conditions with respect to our products;

●	the estimated size of the market for robotic surgical systems for abdominal surgery; and

●	the potential market for the securities issuable under the Offering.

When used in this Prospectus, any statements that express or involve discussions with respect to predictions, beliefs, plans, projections, objectives, assumptions or future events of performance (often but not always using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “strategy”, “goals”, “objectives”, “project”, “potential” or variations thereof or stating that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur, or be achieved, or the negative of any of these terms and similar expressions), as they relate to us or our management, are intended to identify forward-looking statements.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions.  Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

●	risks relating to our ability to obtain additional financing;

●	risks relating to our history of losses;

●	risks and uncertainties relating to the generating sustainable earnings from our contemplated products;

●	risks related to loss of key members of management and/or ability to attract and retain qualified employees;

●	risks related to dependence on third parties retained to conduct preclinical studies;

●	risks related to increased competition in the robotic surgical market;

●	risks related to licensing and/or infringement of intellectual property rights of third parties;

●	risks related to the price and volume volatility of the Common Shares;

●	risks related to governmental regulations and approval processes of Food and Drug Administration of the United States Department of Health and Human Services, including possible changes thereto;

●	risks related to acceptance of our technology; and

●	risks related to the ability to maintain the listing of the Common Shares on the TSX and Nasdaq.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.  This list is not exhaustive of the factors that may affect any of our forward-looking statements.  Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation, those referred to in this document under the heading “Risk Factors”, in our 40-F and the Annual Information Form (each as defined below) and elsewhere.  The forward-looking statements in this Prospectus are based on the reasonable beliefs, expectations and opinions of management on the date the forward-looking statements are made, and, except as required by law, we do not assume any obligation to update forward-looking statements if circumstances or our management’s beliefs, expectations or opinions should change.

For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

Additional risks and uncertainties relating to us and our business can be found in the “Risk Factors” section of this Prospectus and in any applicable Prospectus Supplement, as well as in our other documents incorporated by reference herein.

PUBLICALLY AVAILABLE INFORMATION ON TITAN

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”).  These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.  As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

Investors may read any document that we have filed with the SEC at the SEC’s public reference room in Washington, D.C.  Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  Investors may also read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement.  We have not authorized anyone to provide the reader with different information.  We are not making an offer of the Securities in any jurisdiction where the offer is not permitted.  Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law.  It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC.  Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Chief Financial Officer at 170 University Avenue, Suite 1000, Toronto, Ontario, Canada, M5H 3B3 (telephone 416-548-7522).  Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at www.titanmedicalinc.com

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	Our Form 40-F Annual Report dated March 29, 2019 for the year ended December 31, 2018 (the “40-F”) filed with the SEC on March 29, 2019;

(b)	Our Material Change Report dated March 6, 2019 which was included as Exhibit 99.1 to the Form 6-K filed with the SEC on March 8, 2019;

(c)	Our Material Change Report dated March 28, 2019 which was included as Exhibit 99.4 to the Form 6-K filed with the SEC on May 31, 2019;

(d)	Our Unaudited Condensed Interim Financial Statements for the three-month period ended March 31, 2019, which were included as Exhibit 99.2 to the Form 6-K filed with the SEC on May 15, 2019;

(e)	Our Management Discussion and Analysis for the three-month period ended March 31, 2019 (the “March 2019 MD&A”), which was included as Exhibit 99.3 to the Form 6-K filed with the SEC on May 15, 2019;

(f)	Our management information circular for the annual general meeting of shareholders held on May 29, 2019 which was included as Exhibit 99.6 to the Form 6-K filed with the SEC on May 31, 2019; and

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the U.S. Exchange Act prior to the termination of the Offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in the 40-F, the March 2019 MD&A and the other information contained in this Prospectus, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.
There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.
With the exception of certain warrants previously issued by us and listed on the TSX, there is no public market for our warrants, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of Warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.
There will be no market for the Units.
We have not applied and do not intend to apply to list the Units on any securities exchange. There will be no market through which Units may be sold and purchasers may not be able to resell Units purchased in any Offering. If the Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market conditions, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Units or that a trading market for such Units will develop.
MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since December 31, 2018, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

CONSOLIDATED CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of March 31, 2019.  This table should be read in conjunction with our unaudited interim condensed consolidated financial statements as at and for the three months ended March 31, 2019, which are incorporated by reference into this Prospectus.

As at March 31, 2019

Liabilities
Accounts payable and accrued liabilities	$6,495,644
Other current liabilities – with warrant liability	33,774,970
Total current liabilities	40,270,614
Loan payable	0
Long-term liability	0
Total non-current liabilities	0
Equity
Common shares	189,726,067
Warrants	0
Contributed surplus	6,903,766
Deficit	(201,220,574)
Total equity/(deficit)	(4,590,741)
Total liabilities and equity	35,679,873

There have been no material changes in our share capital, on a consolidated basis, since the date of our unaudited interim condensed consolidated financial statements as at and for the three month period ended March 31, 2019, which are incorporated by reference in the Prospectus.

DESCRIPTION OF SHARE CAPITAL

Common Shares
Our authorized share capital consists of an unlimited number of Common Shares with no par value of which 31,150,237 were issued and outstanding as at March 31, 2019.

The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting. The holders of Common Shares are entitled, at the discretion of the Board, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by the Board and payable by us on the Common Shares. The holders of the Common Shares will participate pro rata in any distribution of our assets upon liquidation, dissolution or winding-up or other distribution of our assets. Such participation will be subject to the rights, privileges, restrictions and conditions attached to any of our securities issued and outstanding at such time ranking in priority to the Common Shares upon our liquidation, dissolution or winding-up. Common Shares are issued, on authorization and approval from the Board, from treasury without par value and only as fully paid and are non-assessable. Common Shares will only be issued through the book-based system administered by CDS in Canada and by DTC in the United States, except in limited circumstances.

Warrants
As of the date of this prospectus, we have 21,203,411 warrants outstanding to purchase Common Shares at exercise prices ranging from $3.20 to $36.07. The holders of Warrants are entitled to exercise, prior to expiry of the Warrant, a Warrant to purchase an equal number of Common Shares upon delivery to the Company of the aggregate price specified in the Warrant for receiving a Common Share. Only on receipt of a Common Share, and not prior, is a person entitled to the rights that holders of Common Shares (as outlined above) are entitled to.

All outstanding warrants are governed by warrant indentures entered into between the Company and Computershare Trust Company of Canada (or its predecessor, Olympia Transfer Services Inc.), as warrant agent thereunder, and/or warrant certificates, as the case may be, dated the date of issue of each series of warrants.

Share Options

The Company has established a stock option plan for officers, directors, employees and service providers of the Company, prepared in compliance with the requirements of the TSX, which is administered by the Board.  As of the date of this Prospectus, we have 960,195 Common Share options outstanding with an exercise price that ranges between 1.55 and 43.28.

Share Capital History

On June 19, 2018, a share consolidation, on the basis of 30 pre-consolidation Common Shares forming one post-consolidation Common Share, was completed and our outstanding common shares were adjusted from 419,888,250 to 13,996,275.  The number of Common Shares purchasable upon the exercise of each warrant, broker warrant and stock option has been adjusted one to 0.033333 (requiring 30 warrants, 30 broker warrants or 30 options, as the case may be, to purchase one Common Share).  Where appropriate, all references to units, Common Shares, warrants, and stock options have been updated to reflect the 1:30 share consolidation.

Issuances During Q1 2019

In addition, we completed an offering of securities pursuant to an agency agreement dated March 18, 2019 between the Company and Bloom Burton Securities Inc. (“Bloom Burton”). We sold 8,455,882 units under the offering at a price of $3.40 per unit for gross proceeds of approximately $28,750,000.  Each unit consisted of one Common Share of the Company and one Common Share purchase warrant, each warrant entitling the holder to acquire one Common Share at an exercise price of $4.00 and expiring March 21, 2024. We issued broker warrants to Bloom Burton entitling the holder to purchase 591,911 Common Shares at a price of $3.40 and expiring March 18, 2021.

In addition, we issued 1,018,506 Common Shares upon the exercise of Common Share purchase warrants at an exercise price of $3.20.

Issuances During Q3 2018

On August 10, 2018, we completed an offering of securities pursuant to an agency agreement dated August 7, 2018 between the Company and Bloom Burton. We sold 7,679,574 units under the offering at a price of $2.50 per unit for gross proceeds of approximately $19,198,935.  Each unit consisted of one Common Share and one Common Share purchase warrant, each warrant entitling the holder to acquire one Common Share at an exercise price of $3.20 and expiring August 10, 2023. In connection with the offering, 537,570 broker warrants were issued each entitling the holder to acquire one Common Share at a price of $2.50 and expiring August 10, 2020.
Issuances During Q2 2018

On April 10, 2018, we completed an offering of securities pursuant to an agency agreement dated April 3, 2018 between Bloom Burton and us.  We sold 1,126,665 units under the Offering at a price of CAD $9.00 per unit for gross proceeds of approximately $8,035,941.  Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder to acquire one Common Share at an exercise price of CAD $10.50 and expiring April 10, 2023. In connection with the offering, 89,795 broker warrants were issued entitling the holder to acquire one Common Share at a price of CAD $9.00 and expiring April 10, 2020.

On May 10, 2018, we announced the exercise of the over-allotment option granted to Bloom Burton as agent for our offering, at a price of CAD $9.00 per unit, completed on April 10, 2018 wherein we sold an additional 168,889 units at the offering price for additional gross proceeds of $1,189,856.  Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder to acquire one Common Share at an exercise price of CAN $10.50 and expiring April 10, 2023.

Issuances During Q1 2018

We issued an aggregate of 6,497 Common Shares upon the exercise of Common Share purchase warrants at exercise prices between CAD $6.00 and CAD $8.10. We also issued an aggregate of 7,500 Common Shares pursuant to consultant agreements at a prices between CAD $8.10 and CAD $12.60.

Issuances During Q4 2017
On December 5, 2017, we completed an offering of units made pursuant to an agency agreement dated November 30, 2017 between Bloom Burton and us. We sold 1,533,333 units at a price of CAD $15.00 per unit for gross proceeds of approximately $18,137,800. Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder to acquire one additional Common Share at an exercise price of CAD $18.00 and expiring December 5, 2022. In connection with the offering, 105,350 broker warrants were issued entitling the holder to acquire one Common Share at a price of CAD $15.00 and expiring December 5, 2019. On October 20, 2017 and October 30, 2017, we completed a non-brokered private placement offering of 446,197 Common Shares, for aggregate gross proceeds of $2,677,326, to subscribers in Canada, the United States and Europe.

We issued an aggregate of 1,404,753 Common Shares upon the exercise of Common Share purchase warrants and broker warrants at exercise prices between CAD $4.50 and CAD $15.00. We also issued an aggregate of 7,500 Common Shares pursuant to consultant agreements at a prices between CAD $11.40 and CAD $14.40.

Issuances During Q2 and Q3 2017
On June 29, 2017, we completed an offering of securities pursuant to an agency agreement dated June 26, 2017 between Bloom Burton and us. At the first closing on June 29, 2017, we sold 1,612,955 units at a price of CAD $4.50 per unit for gross proceeds of approximately $5,576,357. Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder to acquire one Common Share at an exercise price of CAD $6.00 and expiring June 29, 2022. On July 21, 2017, Titan completed the second closing of the offering pursuant to which we sold an additional 370,567 units at a price of CAD $4.50 per unit for gross proceeds of approximately $1,328,871. In connection with the offering, 135,473 broker warrants were issued entitling the holder to acquire one Common Share at a price of CAD $4.50 and expiring June 29, 2019.
Additionally, on August 24, 2017, we completed a $2,000,000 equity conversion with Longtai Medical Inc. (“Longtai Medical”), pursuant to which 563,067 units were issued. Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling Longtai Medical to acquire one additional Common Share at an exercise price of CAD $6.00 and expiring August 24, 2022.
We issued an aggregate of 525,585 Common Shares upon the exercise of Common Share purchase warrants at exercise prices between CAD $6.00 and CAD $12.00.
Issuances During Q1 2017
On March 16, 2017, Titan completed an offering of securities made pursuant to an agency agreement dated March 10, 2017 between Bloom Burton and us. We sold 715,573 units under the offering at a price of CAD $10.50 per unit for gross proceeds of approximately $5,642,537. Each unit consisted of one Common Share and (i) 0.01666 of one warrant, each whole warrant entitling the holder to acquire one Common Share at an exercise price of CAD $12.00 and expiring March 16, 2019, and (ii) 0.01666 of one warrant, each whole warrant entitling the holder to acquire one Common Share at an exercise price of CAD $15.00 and expiring March 16, 2021. In connection with the offering, 50,005 broker warrants were issued entitling the holder to acquire one Common Share at a price of CAD $10.50, which expired on March 16, 2019.
Issuances During H2 2016
On September 20, 2016, we completed an offering of securities pursuant to an agency agreement dated September 13, 2016 between us and Bloom Burton and Echelon Wealth Partners Inc. We sold 569,444 units under the offering at a price of CAD $18.00 per unit for gross proceeds of $7,749,000. Each unit consisted of one Common Share and 0.03333 warrant, each whole warrant entitling the holder to acquire one Common Share at an exercise price of CAD $22.50 and expiring September 20, 2021. On October 27, 2016, the Company sold an additional 67,667 units at the offering price of CAD $18.00 per unit for additional gross proceed of $909,846 pursuant to the exercise of the over-allotment option. In connection with the offering, 38,850 broker warrants were issued entitling the holder to acquire one Common Share at a price of CAD $22.50, which expired on September 20, 2018.

MEMORANDUM AND ARTICLES OF ASSOCIATION
Incorporation

We are an Ontario corporation, being the successor corporation formed pursuant to an amalgamation under the Business Corporations Act (Ontario) (the “OBCA”) on July 28, 2008.
 Objects and Purposes of the Company
Our articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles on the business that we may carry on.
Voting on Certain Proposal, Arrangement, Contract or Compensation by Directors

Other than as disclosed below, neither our articles nor our corporate by-laws restrict our directors’ power to (a) vote on a proposal, arrangement or contract in which the directors are materially interested or (b) to vote with regard to compensation payable to themselves or any other members of their body in the absence of an independent quorum.
Our corporate by-laws provide that a director or officer who: (a) is a party to; or (b) is a director or an officer of, or has a material interest in, any person who is a party to; a material contract or transaction or proposed material contract or transaction with us shall disclose the nature and extent of such director’s or officer’s interest at the time and in the manner provided by the OBCA. Any such contract or transaction or proposed material contract or transaction shall be referred to our Board or shareholders for approval in accordance with the OBCA even if such contract or proposed material contract or transaction is one that in the ordinary course of our business would not require approval by our Board or shareholders, and a director interested in a contract or transaction so referred to our Board shall not attend any part of a meeting of our Board during which the contract or transaction is discussed and shall not vote on any resolution to approve such contract or transaction except as provided by the OBCA.
Subject to our articles and any unanimous shareholder agreement, our directors shall be paid such remuneration for their services as our Board may from time to time determine. Our directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of our Board or any committee thereof.
The OBCA provides that a director who holds a disclosable interest in a contract or transaction into which we have entered or propose to enter shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction unless it is a contract or transaction: (i) relating primarily to such director’s remuneration as a director of the company or one of our affiliates; (ii) for indemnity or insurance for the benefit of such director in his/her capacity as a director; or (iii) with one of our affiliates.
A director or officer who holds a disclosable interest in a contract or transaction into which we have entered or propose to enter is not accountable to us or our shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if the director or officer disclosed his or her interest in accordance with the OBCA and the contract or transaction was reasonable and fair to us at the time it was approved.

The OBCA provides that a director or officer generally holds a disclosable interest in a contract or transaction if either (a) the director or officer is a party to the contract or transaction with us or a proposed contract or transaction with us, and such contract or transaction is material to us; or (b) the director or officer is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with us.

Borrowing Powers of Directors

Our articles and corporate by-laws provide that, if authorized by our directors, we may:
●	borrow money upon our credit;

●	issue sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Company; and

●
charge, mortgage, hypothecate, pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Company, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or money borrowed, or other debt or liability of the Company.

Amendment to the borrowing powers described above requires an amendment to our articles and corporate by-laws. Our articles and corporate by-laws do not contain any provisions in connection with amending the by-laws. The OBCA provides that our Board may by resolution, make, amend or repeal any by-laws that regulate our business and affairs and that our Board will submit such by-law, amendment or repeal to our shareholders at the next meeting of shareholders and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.
Qualifications of Directors

Under our articles and corporate by-laws, a director is not required to hold a share in our capital as qualification for his or her office but must be qualified as required by the OBCA to become, act or continue to act as a director. The OBCA provides that the following persons are disqualified from being a director of a corporation: (i) a person who is less than 18 years of age; (ii) a person who has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (iii) a person who is not an individual; and (iv) a person who has the status of a bankrupt.
Subject to the OBCA, at least 25% of the directors must be resident Canadians. If we have less than four directors, at least one director must be a resident Canadian.
Share Rights
See the discussion in the section of this prospectus entitled “Description of Share Capital” for a summary of our authorized capital and the rights attached to our common shares.
Procedures to Change the Rights of Shareholders

The rights, privileges, restrictions and conditions attaching to our shares are contained in our articles and such rights, privileges, restrictions and conditions may be changed by amending our articles. In order to amend our articles, the OBCA requires a resolution to be passed by a majority of not less than two-thirds of the votes cast by the shareholders entitled to vote thereon. In addition, if we resolve to make particular types of amendments to our articles, a holder of our shares may dissent with regard to such resolution and, if such shareholder so elects, we would have to pay such shareholder the fair value of the shares held by the shareholder in respect of which the shareholder dissents as of the close of business on the day before the resolution was adopted. The types of amendments that would be subject to dissent rights include without limitation: (i) to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of our shares; and (ii) to add, remove or change any restriction upon the business that we may carry on or upon the powers that we may exercise.

Meetings
Each director holds office until our next annual general meeting or until his office is earlier vacated in accordance with our articles or with the provisions of the OBCA. A director appointed or elected to fill a vacancy on our board also holds office until our next annual general meeting.
Annual meetings of our shareholders must be held at such time in each year not more than 15 months after the last annual meeting, as our Board may determine. Notice of the time and place of a meeting of shareholders must be sent not less than twenty-one days and not more than fifty days, before the meeting.
Meetings of our shareholders shall be held at our registered office or, if our Board shall so determine, at some other place in Ontario or, at some place outside Ontario if all the shareholders entitled to vote at the meeting so agree.
Our Board, the chair of our Board or our chief executive officer shall have power to call a special meeting of our shareholders at any time.
The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than five percent of our issued shares that carry the right to vote at a meeting may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition.
Under our by-laws, the quorum for the transaction of business at a meeting of our shareholders is one person, present in person or by proxy and holding in aggregate not less than 20% of our issued shares entitled to vote at such meeting.
Limitations on Ownership of Securities

There is no limitation imposed by the laws of Canada or by the Company’s constating documents on the right of a non-resident to hold or vote the Common Shares, other than as provided in the Investment Canada Act. The following discussion summarizes the principal features of the Investment Canada Act for a non-resident who proposes to acquire the Common Shares.
The Investment Canada Act requires each "non-Canadian" (as defined in the Investment Canada Act) who acquires "control" of an existing "Canadian business", where the acquisition of control is not a reviewable transaction, to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of "net benefit to Canada" taking into account certain factors set out in the Investment Canada Act.
Under the Investment Canada Act, an investment in the Company’s Common Shares by a non-Canadian who is a World Trade Organization member country investor that is not a state-owned enterprise, would be reviewable only if it were an investment to acquire control of the Company pursuant to the Investment Canada Act and the enterprise value of the Company’s assets (as determined pursuant to the Investment Canada Act and its regulations) was equal to or greater than CAD $1.045 billion, or CAD $1.568 billion in the case of a “trade agreement investor”. The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be an acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be an acquisition of control of that corporation.

Under the Investment Canada Act, a national security review on a discretionary basis may also be undertaken by the federal government with respect to any investment by a non-Canadian to "acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada." No financial threshold applies to a national security review. The relevant test is whether the investment by a non-Canadian could be "injurious to national security." Review on national security grounds may occur on a pre- or post-closing basis.
Certain transactions relating to the Company’s Common Shares will generally be exempt from the Investment Canada Act, subject to the federal government's prerogative to conduct a national security review, including:
(1) the acquisition of the Company’s Common Shares by a person in the ordinary course of that person's business as a trader or dealer in securities;
(2) the acquisition of control of the Company in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and
(3) the acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of the Company, through ownership of the Company’s Common Shares, remains unchanged.
Change in Control

There are no provisions in our articles or by-laws that would have the effect of delaying, deferring or preventing a change in control of the Company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company or our subsidiaries.
Ownership Threshold

Neither our by-laws nor our articles contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. In addition, securities legislation in Canada requires that we disclose in our proxy information circular for our annual meeting and certain other disclosure documents filed by us under such legislation, holders who beneficially own more than 10% of our issued and outstanding shares.
Differences in Corporate Law

We are governed by the OBCA, which is generally similar to laws applicable to United States corporations. Significant differences between the OBCA and the Delaware General Corporate Law, or DGCL, which governs companies incorporated in the State of Delaware, include the following:
Board of Director Quorum and Vote Requirements

Delaware	Ontario

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors, but no less.

Under the OBCA, subject to an Ontario corporation’s articles or bylaws, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors. Where a corporation has fewer than three directors, all directors must be present at any meeting to constitute a quorum.

Under the DGCL, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the certificate of incorporation or bylaws require a greater vote.

Under the OBCA, subject to an Ontario corporation’s articles or bylaws, where there is a vacancy or vacancies in the board of directors, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Transactions with Directors and Officers

Delaware	Ontario

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

The OBCA requires that a director or officer of a corporation who is: (i) a party to a material contract or transaction or proposed material contract or transaction with the Company; or (ii) a director or an officer of, or has a material interest in, any person who is a party to a material contract to or transaction or proposed material contract or transaction with the Company shall disclose in writing to the Company or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest. An interested director is prohibited from attending the part of the meeting during which the contract or transaction is discussed and is prohibited from voting on a resolution to approve the contract or transaction except in specific circumstances, such as a contract or transaction relating primarily to his or her remuneration as a director, a contract or transaction for indemnification or liability insurance of the director, or a contract or transaction with an affiliate of the Company. If a director or officer has disclosed his or her interest in accordance with the OBCA and the contract or transaction was reasonable and fair to the Company at the time it was approved, the director or officer is not accountable to the Company or its shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable by reason only of the interest of the director or officer or that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction.

The OBCA further provides that even if a director or officer does not disclose his or her interest in accordance with the OBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the OBCA, if the director or officer acted honestly and in good faith and the contract or transaction was reasonable and fair to the Company at the time it was approved, the director or officer is not accountable to the Company or to its shareholders for any profit or gain realized from the contract or transaction by reason only of his or her holding the office of the director or officer and the contract or transaction is not by reason only of the director’s or officer’s interest therein void or voidable, if the contract or transaction has been confirmed or approved by the shareholders by special resolution, on the basis of disclosure in reasonable detail of the nature and extent of the director’s or officer’s interest in the notice of meeting or management information circular.

Call and Notice of Stockholder Meetings

Delaware	Ontario

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the Company’s certificate of incorporation or bylaws. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the OBCA, the directors of a corporation are required to call an annual meeting of shareholders no later than fifteen months after holding the last preceding annual meeting. Under the OBCA, the directors of a corporation may call a special meeting at any time. In addition, holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

Stockholder Action by Written Consent

Delaware	Ontario

Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the Company’s certificate of incorporation.	Under the OBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Stockholder Nominations and Proposals

Delaware	Ontario

Not applicable.
Under the OBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at a shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the OBCA pertaining to shareholder proposals, the Company is required to include such proposal in the information circular pertaining to any meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the Company at least 60 days before the anniversary date of the last annual shareholders’ meeting, or at least 60 days before any other meeting at which the matter is proposed to be raised.

In addition, the OBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class or series of shares of the Company entitled to vote at the meeting to which the proposal is to be presented.

Stockholder Quorum and Vote Requirements

Delaware	Ontario

Under the DGCL, quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or bylaws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote. Unless the DGCL, certificate of incorporation or bylaws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes cast.

Under the OBCA, unless the bylaws otherwise provide, the holders of a majority of the shares of an OBCA corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum.

Amendment of Governing Instrument

Delaware	Ontario

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the Company, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of Articles. Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution.

Amendment of Bylaws. Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation nay, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Amendment of Bylaws. Under the OBCA, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation and they must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

Votes on Mergers, Consolidations and Sales of Assets

Delaware	Ontario

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the Company entitled to vote thereon.

Under the OBCA, the approval of at least two-thirds of votes cast by shareholders entitled to vote on the resolution is required for extraordinary corporate actions. Extraordinary corporate actions include: amalgamations; continuances; sales, leases or exchanges of all or substantially all of the property of a corporation; liquidations and dissolutions.

Dissenter’s Rights of Appraisal

Delaware	Ontario

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent flume, merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Under the OBCA each of the following matters listed will entitle shareholders to exorcise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the Company’s articles to add, change or remove any provisions restricting the issue, transfer or ownership of that class of shares; (iii) an amendment to the Company’s articles to add, change or remove any restriction upon the business or businesses that the Company may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business; and (vi) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy, unless otherwise authorized by the court. The OBCA provides these dissent rights for both listed and unlisted shares.

Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder’s interests.

Change of Control Restrictions

Delaware	Ontario

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the Company’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

While the OBCA does not contain specific anti- takeover provisions with respect to “business combinations”, roles and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), contain requirements in connection with, among other things, ‘related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

MI 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used to continue developing our single-port robotic surgical system, to prepare our regulatory filings in anticipation of commercialization and for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures.

We anticipate the successful completion of prerequisite live animal and human cadaver studies early in the third quarter of 2019, and plan to file our IDE application with the FDA by the end of the third quarter of 2019. Although timing of our IDE application approval by the FDA, and Institutional Review Board approvals by each IDE hospital site, cannot be precisely known, we continue to target the filing of a 510(k) application with the FDA by year end 2019.

As a result of this timeline, over the course of the next two quarters, ending September 30 and December 31, 2019, we approximate our cash needs to be $25.7 million and $16.6 million respectively. We estimate that this capital will be sufficient for us to fund our operations through to December 31, 2019, which is the target date for filing our 510(k) application with the FDA.

Anticipated Use of Funding for Third Quarter of 2019

During the third quarter of 2019, we expect to use $25.7 million to complete the following milestones:
●	Complete and document preclinical live animal (swine) and cadaver studies according to final protocols for FDA submittal;
●	Submit IDE application to FDA;
●	Obtain ISO 13485 Certification; and
●	Receive IDE approval from FDA.

Anticipated Use of Funding for Fourth Quarter of 2019

During the fourth quarter of 2019, we expect to use $16.6 million to complete the following milestones:
●	Complete and document human confirmatory studies under IDE protocol for FDA submittal;

●	Submit Technical File to European Notified Body for CE Mark; and
●	Submit 510(k) application to FDA.

Anticipated Use of Funding for the Year 2020

We expect that, given the complexity of our robotic surgical system and the approval process for similar systems, it could take approximately six months to receive final 510(k) clearance from the FDA.  During the first and second quarters of 2020, our investment in research and development will diminish significantly as we transition to manufacturing and approach commercialization. We approximate our cash requirements to be $6.1 and $3.3 million respectively in the first and second quarters of 2020. These funds will be used in connection with preparation for manufacturing and commercialization of our robotic surgical system.

Following receipt of FDA 510(k) clearance, which we project to occur during the third quarter of 2020, we plan to commence commercialization, with initial revenue anticipated to begin during the third or fourth quarter of 2020.
Each Prospectus Supplement will contain further specific information concerning the use of proceeds from the sale of Securities covered in such Prospectus Supplement, and may modify and supersede the expected use of proceeds disclosed in this Prospectus to the extent subsequently required in light of the timeline for achievement of the milestones indicated above. All expenses relating to an Offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.
PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX, Nasdaq or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933 and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Common Shares

We may issue Common Shares.  Shares may be offered separately or together with other Securities and may be attached to or separate from any other Securities.  See “Description of Share Capital” for a description of the general terms that will apply to any Shares issued pursuant to this Prospectus.  The Shares to be issued in connection with any Offering hereunder will be authorized by our Board at such time as the Board determines to conduct an Offering hereunder.

Warrants

We may issue Warrants to purchase Shares.  This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.  Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent.  The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered.  The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.  The Prospectus Supplement relating to any Warrants we offer will describe the Warrants and the specific terms relating to the Offering.  The description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	the designation, number and terms of the Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants and any provisions for changes or adjustments in the exercise price;

●	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

●	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	as applicable, material United States and Canadian federal income tax consequences of owning the Warrants; and

●	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Shares. We may amend the warrant indenture(s), if any, and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

We have not applied and do not intend to apply to list the Warrants on any securities exchange. There will be no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased in the Offering. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, and the extent of issuer regulation.

Units

We may issue Units, which may consist of one or more Shares, Warrants or any combination of Securities as is specified in the relevant Prospectus Supplement.  In addition, the relevant Prospectus Supplement relating to an Offering of Units will describe all material terms of any Units offered, including, as applicable:

●	the designation and aggregate number of Units being offered;

●	the price at which the Units will be offered;

●	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

●	the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;

●	whether we will apply to list the Units on any exchange;

●	material income tax consequences of owning the Units, including how the purchase price paid for the Units will be allocated among the Securities comprising the Units; and

●	any other material terms or conditions of the Units.

TRADING

The Common Shares are listed for trading in Canada on the TSX under the symbol “TMD”. The Common Shares are also traded on the Nasdaq in the United States under the symbol “TMDI”.

DILUTION
Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $125,000,000 of Securities under the Offering.

SEC registration fees		$15,150
Nasdaq Listing fees		(1)
TSX Listing fees		(1)
Printing Expenses		(1)
Legal fees and expenses		(1)
Accountants’ fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)
Total	$

Notes:
(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
MATERIAL CONTRACTS

There are no material contracts to which we are a party other than contracts entered into in the ordinary course of business.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company's securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. Remittances of interest to U.S. residents entitled to the benefits of such Convention are generally not subject to withholding taxes except in limited circumstances involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the Offering of those Securities.  You are urged to consult your own tax advisors prior to any acquisition of our Securities.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 170 University Avenue, Suite 1000, Toronto, Ontario, Caanda, M5H 3B3 during normal business hours.

EXPERTS

The financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report[s] of BDO Canada, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain Canadian legal matters relating to the validity of the securities offered by this Prospectus are being passed upon by Borden Ladner Gervais LLP, Toronto, Ontario, our Canadian counsel.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers
Under the Business Corporations Act (Ontario), we may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Company shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.
Further, we may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Company or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Company or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.
Our by-laws provide that, Subject to the Business Corporations Act (Ontario), the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.
The Company maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Item 9.  Exhibits

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Shares, Warrants and/or Units
3.1	Articles of Amalgamation dated July 28, 2008
3.2	Articles of Amendment dated June 19, 2018
3.3	Amended and Restated By-Law No. 1 dated June 9, 2015
4.1	Specimen Stock Certificate
4.2*	Form of Subscription Agreement
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Indenture
4.5*	Form of Warrant Certificate
4.6*	Form of Unit Agreement
5.1	Opinion of Borden Ladner Gervais LLP regarding validity of the securities offered
23.1	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)
23.2	Consent of BDO Canada LLP
24.1	Powers of Attorney (included in the signature page)

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

Item 10. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on July 30, 2019.

TITAN MEDICAL INC.

By:	/s/ Stephen Randall
Stephen Randall Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Stephen Randall and David McNally as the undersigned’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David McNally	President, Chief Executive Officer (Principal	30-Jul-19
David McNally	Executive Officer) and Director

/s/ Stephen Randall	Chief Financial Officer (Principal Financial	30-Jul-19
Stephen Randall	and Accounting Officer) and Director

/s/ Charles W. Federico
Charles W. Federico	Director and Chairman	30-Jul-19

/s/ John E. Schellhorn
John E. Schellhorn	Director	30-Jul-19

/s/ John. E. Barker
John E. Barker	Director	30-Jul-19

/s/ Domenic Serafino
Domenic Serafino	Director	30-Jul-19

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Titan Medical Inc. in the United States, on July 30, 2019.

By:	/s/ David McNally
Name:	David McNally
Title:	Chief Executive Officer